UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RAE Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0588488
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1339 Moffett Park Drive

Sunnyvale, California 94089

408-752-0723

(Address and telephone number of registrant’s principal executive offices)

Securities to be registered pursuant Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Common Stock, $0.001 par value per share	American Stock Exchange

If this form related to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: (if applicable).

Securities to be registered pursuant to Section 12 (g) of the Act: None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered

Common Stock, $0.001 par value

This Registration Statement relates to the Common Stock, par value $0.001 per share, of RAE Systems Inc. (the “Registrant”). Registrant is filing this Registration Statement to reflect that effective August 29, 2003, Registrant’s Common Stock (which has been trading on the Over-the-Counter Bulletin Board) will be listed on the American Stock Exchange. Reference is made to the information set forth under the caption “Description of Capital Stock” in Registrant’s Registration Statement on Form S-1 (File No. 333-89540) as originally filed with the Securities and Exchange Commission on May 31, 2002, and as subsequently amended (the “Registration Statement”), and in the Prospectus included as part of the Registration Statement.

Item 2. Exhibits

Not Applicable

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAE Systems Inc.

Date:	August 28, 2003	By: /s/ Joseph Ng
Joseph Ng Chief Financial Officer